UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7078 Shady Oak Road
 Eden Prairie, Minnesota, 55344
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Agreement

On October 12, 2023, SunOpta Inc. (the "Company") and its subsidiaries, Sunrise Growers, Inc. (the "US Subsidiary") and Sunrise Growers Mexico, S. de R.L. de C.V. and SunOpta Mx, S.A. de C.V. (the "Mexican Subsidiaries" and together with the Company and the US Subsidiary, "SunOpta") entered into an Asset Purchase Agreement ("APA") with Natures Touch Mexico, S. de R.L. de C.V. and Nature's Touch Frozen Fruits, LLC (the "Purchasers") to sell to the Purchasers certain of SunOpta's assets and liabilities related to the SunOpta's business of processing, packaging and selling individually quick frozen fruit for retail, foodservice and industrial applications in Edwardsville, Kansas and Jacona, Michoacan, Mexico, valued at $141 million, inclusive of $20 million of seller promissory notes due in three years (the "Transaction"). On October 12, 2023, the Company completed the Transaction in accordance with the terms of the APA.

The assets sold under the APA collectively comprised a portion of SunOpta's fruit-based foods and beverages segment.

The APA contains customary warranties of SunOpta and the Purchasers. SunOpta has agreed to provide certain specific indemnities to the Purchaser for liabilities not covered by a representation and warranties policy to be obtained by Purchasers in connection with the Transaction. In addition, the APA contains certain restrictive covenants, which will restrict SunOpta's ability to source and supply food ingredients or source, process or package certain frozen fruit products, except as related to the processing, packaging and sale of smoothie bowls for retail or foodservice.

SunOpta intends to provide certain transitional services to the Purchasers for a limited period of time following the consummation of the Transaction.

The foregoing description of the APA and Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the APA. The APA is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The APA has been filed to provide information regarding its terms. The APA is not intended to modify or supplement any factual disclosures about the Company or the Company's fruit-based foods and beverages segment in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the "SEC") by the Company. In particular, the assertions embodied in the representations, warranties, and covenants contained in the APA will be made only for purposes of the APA and as of specified dates, will be solely for the benefit of the parties to the APA, and will be subject to limitations agreed upon by the parties to the APA. Moreover, certain representations and warranties in the APA are intended for the purposes of allocating risk between the parties to the APA instead of establishing matters of fact. Accordingly, the representations and warranties in the APA may not constitute the actual state of facts about SunOpta, its global ingredients business or the Purchasers. The representations and warranties set forth in the APA may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company or the global ingredients business or any of the Company's subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of this report, which subsequent information may or may not be fully reflected in the Company's public disclosures.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.01, as applicable.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 13, 2023, SunOpta Inc. (the "Company") issued a press release announcing financial results for the third quarter ended September 30, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including but not limited to Exhibit 99.1 attached hereto, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 11, 2023, Scott Huckins notified the Company that he is resigning from his position as Chief Financial Officer and General Manager of Fruit-Based Foods and Beverages of the Company effective October 13, 2023, in order to accept a position with another public company. Mr. Huckins's decision to resign was not the result of any disagreement between Mr. Huckins and the Company. Upon Mr. Huckins' departure, Greg Gaba was promoted to the role of Chief Financial Officer of the Company effective October 13, 2023.

In connection with this role as Chief Financial Officer, the Company entered into an Employment Agreement, effective as of October 13, 2023 (the "Effective Date"), with Mr. Gaba (the "Employment Agreement"). Under the Employment Agreement, Mr. Gaba will receive an initial annual base salary of $420,000 (the "Base Salary"). In addition, Mr. Gaba is eligible to receive an annual bonus (the "Annual Bonus") equal to 60% of Base Salary based on the achievement of annual performance goals established by the Company's Board of Directors. This Annual Bonus will be prorated for 2023 and subject to annual review.

Mr. Gaba will be eligible to receive an annual long-term incentive award under the Company's Amended 2013 Stock Incentive Plan, as determined by the Board of Directors. For fiscal 2023, this award will be 85% of Base Salary and will be prorated. In addition, Mr. Gaba will be granted a special one-time award of restricted stock units (the "Special RSUs") in an amount determined by dividing $300,000 by the closing price of the Company's common stock as reported on Nasdaq on the Effective Date. The Special RSUs will be granted effective on the date of grant and will be initially 100% unvested and subject to forfeiture. One-third of the Special RSUs shall vest on each of the first three (3) anniversaries of the date of grant, subject to Mr. Gaba's continued employment with the Company.

The Employment Agreement provides that if Mr. Gaba is terminated without cause (as defined in the Employment Agreement) he is entitled to receive severance equal to one times the sum of his base salary plus target bonus and all unvested Special RSUs shall vest. In addition, if his employment is terminated without cause within two months prior to a change in control (as defined in Employment Agreement) or during the 12 month period following a change in control, he will be entitled to receive severance equal to 1.5 times the sum of his base salary plus target bonus and all unvested Special RSUs shall vest.

On October 12, 2023, the Compensation Committee of the Board of Directors for the Company approved a one-time special cash incentive bonus for Ms. Jill Barnett and Mr. Scott Huckins in the amounts of $750,000 and $500,000, respectively, for successful completion of the Transaction. The Compensation Committee also approved a retention bonus of $500,000 for Ms. Barnett provided that she remains employed by the Company through June 30, 2024.

ITEM 7.01. REGULATION FD DISCLOSURE

A copy of the Company's press release announcing the closing of the Transaction is attached to this report as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Form 8-K (including the exhibits hereto) and shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the registrant's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the registrant expressly states in such filing that such information is to be considered "filed" or incorporated by reference therein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of October 12, 2023, among Sunopta Inc., Sunrise Growers Mexico, S. de R.L. de C.V., Sunopta Mx, S.A. de C.V., Sunrise Growers, Inc., Nature's Touch Frozen Fruits, LLC and Natures Touch Mexico, S. de R.L. de C.V.
10.1	Executive Employment Agreement made as of October 11, 2023 between Greg Gaba and SunOpta Inc.
99.1	Press Release, dated October 13, 2023, announcing closing of asset sale and financial results for the third quarter ended September 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Jill Barnett

Jill Barnett
Chief Administrative Officer

Date	October 17, 2023